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                                                                      Exhibit 21


                    SUBSIDIARIES OF DIAMETRICS MEDICAL, INC.


                  The Company's consolidated subsidiaries are shown below, together with the percentage of voting securities owned and the state or jurisdiction of each subsidiary:




                                        Percentage of
                                      Outstanding Voting
Subsidiaries                           Securities Owned
------------                           ----------------
Diametrics Medical, Ltd.                    100%
(United Kingdom)